ASSIGNMENT


            TO:  THE FIFTH THIRD BANK OF NORTHERN KENTUCKY, INC.

            RE:  Lease between _________________________, as lessee and undersigned, dated _________________, 199_, having aggregate unpaid rental of $_______________.

                 For value received undersigned ("Assignor") hereby
            sells, assigns, transfers and sets over to The Fifth Third Bank of Northern Kentucky, Inc., its successors and assigns ("Assignee"), the attached above named lease ("lease"), together with all rental payments due and to become due in connection with the exercise by lessee of an option, if any, to purchase the property described in the lease.

                 Assignor also assigns to Assignee all of Assignor's
            rights and remedies under the lease and any guaranty thereof, including the right to take in, in Assignor's or Assignee's name, any and all proceedings, legal, equitable or otherwise, that Assignor might otherwise take, save for this assignment.

                 As security for all amounts due to Assignor under the
            lease, and all other present and future indebtedness or obligations of Assignor to Assignee of every kind and nature whatsoever set forth in a certain Loan Agreement dated October 31, 1997 by and between Assignor and Assignee (the "Loan Agreement"), Assignor hereby grants to Assignee a security interest in all property covered by and described in the lease. Title to all such property shall remain in the Assignor and is not transferred to Assignee for any purpose.

                 Assignee shall have no obligation of Assignor as lessor
            under the lease.

                 Assignor warrants that:  Assignor is the owner of the
            property described in the lease free of all liens and encumbrances except the lease and Permitted Liens as defined in the Loan Agreement; the lease and any accompanying guaranties, waivers and/or other instruments are genuine, enforceable, the only lease executed concerning the property described in the lease and is and will continue free from defenses, set-offs and counterclaims; all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct; the aggregate unpaid rentals shown above is correct; the property has been delivered to lessee under the lease on the date set forth below in satisfactory condition and has been accepted by lessee, and that Assignor will comply with all its warranties and other obligations with respect thereto; the lease transaction conforms to all applicable laws and regulations; the lease
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            constitutes and will continue to constitute a valid
            reservation of unencumbered title to or first lien upon or security interest in the property covered thereby, effective against all persons; except as otherwise provided in the Loan Agreement, if filing, recordation or any other action or procedure is permitted or required by statute or regulation to perfect such reservation of title, lien or security interest, the same has been accomplished. Subject to the items and provisions of any applicable underlying agreement between Assignor and Assignee, Assignor guarantees the payment promptly when due of the amount of each and every sum payable under the lease and, except as otherwise provided in the Loan Agreement, the payment on demand of the entire unpaid balance at the date of default in the event of any default by lessee under the lease, without first requiring Assignee to proceed against lessee or any other person or any security. Assignor agrees that Assignee may audit its books and records relating to all leases and paper assigned to Assignee and may in Assignor's name endorse all remittances received, and Assignor gives express permission to Assignee to release, on terms satisfactory to Assignee, or by operation of law or otherwise, or to compromise or adjust any and all rights against and grant extensions of time of payment to lessee or any other persons obligated on the lease or on any accompanying guaranty, or agree to the substitution of a lessee, without notice to Assignor and without affecting Assignor's obligations hereunder.
            Assignor waives presentment and demand for payment, protest and notice of non-payment and protest as to all leases and paper heretofore, now or hereafter endorsed or assigned to Assignee and Assignor subordinates to any rights Assignee may now or hereafter have against the lessee, any rights Assignor may now or hereafter have or acquire by reason of payment to Assignee of any rental payments under the lease or otherwise. Unless otherwise agreed under the provisions of any applicable underlying agreement, any amounts retained by Assignee as a reserve or holdback shall be held by Assignee as security for the performance of Assignor's obligations under the underlying agreement and hereunder, and shall be paid to Assignor without interest, when all payments under the lease have been paid in full, provided no obligation of any kind, direct or contingent, of Assignor whether hereunder or otherwise and no other leases or paper acquired by Assignee from Assignor or from any of Assignor's subsidiary or affiliated companies be in default; but in the event of any such default, Assignee may collect any amount owing by making an appropriate charge against any reserve or holdback which otherwise would be payable to Assignor in cash. Assignor shall have no authority to, and will not, without Assignee's prior written consent, accept payments of rents or of option prices, repossess or consent to the return of property described in the lease or modify the terms thereof or of any non-compliance with any of the

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            foregoing shall not constitute any waiver by Assignee.
            Assignor waives notice of acceptance hereof.



                 To the extent any term or condition of this Assignment
            is materially inconsistent or materially conflicts with the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.


                 The property covered by the lease was delivered to
            lessee on _________________, 199_.


            Dated:  ________________, 199_     Lessor/Assignor:

                                               TECHNOLOGY INTEGRATION
            FINANCIAL SERVICES, INC.



                 By:_____________________________


                 Title:__________________________

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